EXHIBIT 99.1

FOR IMMEDIATE RELEASE Company Contact: Georgianne Brown BabyUniverse 561-277-6405 georgianne.brown@babyuniverse.com
Investor Contact:
BPC Financial Marketing
John Baldissera
800-368-1217
BabyUniverse Reports 2007 First Quarter Results
JUPITER, FL., May 15, 2007 — BabyUniverse, Inc. (Nasdaq: POSH) announced today its financial results for the quarter ended March 31, 2007.
BabyUniverse announced the following:
•	Net sales for the first quarter of 2007 totaled $8.5 million, compared to net sales of $8.7 million for the fourth quarter of 2006 and $9.5 million for the first quarter of 2006.

•	Net loss for the first quarter of 2007 was $1,743,680 or $0.31 per share compared to a net loss of $2,044,656 or $0.36 per share for the fourth quarter of 2006 and a net loss of $196,721 or $0.04 per share, for the first quarter of 2006.

•	Contributing to the reduced loss for the first quarter of 2007 compared to the fourth quarter of 2006 was an increase in gross profit for the first quarter of 2007 by 12.4% to $2,452,543 or 28.7% of net sales, as compared to gross profit of $2,181,758 or 25.1% of net sales for the fourth quarter of 2006.
Results for the first quarter of 2006 reflect financial and operating conditions of BabyUniverse.com, DreamTimeBaby.com and PoshTots.com which were substantially operating independently prior to the company’s previously described integration and restructuring efforts.
Commenting on the first quarter of 2007, John Textor, Chairman and CEO, said: “Our proposed merger with eToys Direct is progressing as per our expectations. We hope to be in a position to file our merger proxy statement shortly and hope that the merger will close in the third quarter of this year.”
Mr. Textor continued: “As outlined in our recent fourth quarter earnings call, our overall business as related to revenue generation and cost savings initiatives effectively remains in a holding pattern pending the completion of the above-discussed merger with eToys. Notwithstanding the delay in these business improvement initiatives, we are encouraged by a number of positive trends:”
•	Our first quarter roll out of BabyTV.com, our flagship new media property, has met or exceeded our expectations related to new visitor growth, low cost content acquisition, acceptance by strategic partners and advertisers and overall market visibility.

•	Unique visitors to this site increased from less than 5,000 people in January to a current run rate of over 160,000 monthly unique visitors, while viewership of our programming has increased from 12,293 linear video streams in January to a current run rate of over 180,000 linear video streams per month.

Furthermore, our average length of visit per viewer continues to gain momentum, increasing from 2.8 minutes in January to a current average stay of 6.6 minutes.

•	Net sales at DreamtimeBaby.com, which were greatly affected by the company’s integration and restructuring process, have continued their recovery by increasing 23.5% to $1,778,482 in the first quarter of 2007 as compared to net sales of $1,439,533 in the fourth quarter of 2006.

•	Net sales at PoshTots.com, which generally were not affected by the integration, increased 22.2% to $2,241,584 in the first quarter of 2007 as compared to net sales of $1,834,102 for the first quarter of 2006.
Commenting on the recent quarters, Mr. Textor stated, “In the most recent two quarters we made significant investments in a business that is intending to transform itself from a pure eCommerce business model into a balanced business model that combines, in complementary fashion, the businesses of eCommerce and content/new media. Expenses related to these strategic initiatives were designed to position our company for a business combination that would enable the company to implement this balanced business model on a significantly larger scale.
Mr. Textor concluded, “As we witnessed the reduction of our overall operating expenses from the fourth quarter of 2006 into the first quarter of 2007, we are pleased to have seen early evidence that such a balanced content and commerce business model is attractive. Our BabyUniverse.com eCommerce business is now benefiting from increased visibility of product offerings through BabyTV.com, while our new media business at BabyTV.com is experiencing significant increases in audience through its promotional positioning on the front page of BabyUniverse.com. These successes, and the above-described positive trends of the first quarter of 2007 as compared to the fourth quarter of 2006, suggest that we have regained traction as we work to conclude the proposed merger transaction with eToys Direct.”
The Company hosted a conference call today May 15, 2007 at 8:00 a.m. EDT to discuss its 2007 first quarter financial results. An audio replay of this call will be available for five business days after we file a Form 8-K, which includes a transcript of the call as an exhibit, with the Securities and Exchange Commission, and can be accessed by dialing (888) 203-1112 (toll-free) or (719) 457-0820 (toll call) and referencing replay passcode 4670013. This conference call may contain forward-looking statements and other material information regarding BabyUniverse’s financial and operating results.
The conference call was also webcast live through the BabyUniverse Investor Relations website at http://investor.babyuniverse.com/events.cfm. A replay of the audio webcast will be available after the conference call through the Investor Relations link on the BabyUniverse website, www.babyuniverse.com, or directly at http://investor.babyuniverse.com/events.cfm after the Company files a Form 8-K, which includes a transcript of the call as an exhibit, with the Securities and Exchange Commission.
About BabyUniverse, Inc.
BabyUniverse, Inc. is a leading Internet content, commerce and new media company in the pregnancy, baby and toddler marketplace. Through its websites, BabyUniverse.com and DreamtimeBaby.com, the company is a leading online retailer of brand-name baby, toddler and maternity products in the United States. Through its websites, PoshTots.com and PoshLiving.com, the company has extended its offerings in the baby and toddler market as a leading online provider of luxury furnishings to the country’s most affluent female consumers. Through BabyTV.com, PoshCravings.com and ePregnancy.com, BabyUniverse has also established a recognized platform for the delivery of content and new media resources to a national audience of expectant parents. BabyUniverse is pursuing a dual strategy of organic growth and acquisition growth that is designed to establish BabyUniverse as the leader in the online baby marketplace. Beyond the baby segment, the company intends to leverage its growing platform to acquire other female-oriented content, commerce and new media companies. The overall objective of BabyUniverse is to establish a market-leading content, commerce and new media business focused on the high-growth female marketplace.
BabyUniverse and its affiliates operate a multi-channel portfolio of Internet properties, including e-commerce sites such as www.BabyUniverse.com, www.PoshTots.com, www.PoshLiving.com and www.DreamTimeBaby.com, and content sites such as www.PoshCravings.com, www.ePregnancy.com, and www.BabyTV.com.
Additional Information About the Merger with eToys Direct, Inc. and Where to Find It
This document does not constitute an offer of any securities for sale. The proposed transaction between BabyUniverse and eToys Direct, Inc. will be submitted to BabyUniverse’s shareholders for their consideration. In connection with the proposed merger, BabyUniverse will file a registration statement, a proxy statement/prospectus and other materials with the SEC. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BABYUNIVERSE, ETOYS DIRECT, INC. AND THE PROPOSED MERGER. Investors can obtain more information about the proposed transaction by reviewing the Form 8-K filed by BabyUniverse in connection with the announcement of the transaction and any other documents filed with the SEC when they become available. Investors will be able to obtain free copies of the proxy statement/prospectus (when available) as well as other filed documents containing information about BabyUniverse at http://www.sec.gov, the SEC’s Web site. Free copies of BabyUniverse’s SEC filings are also available on BabyUniverse’s Web site at www.babyuniverse.com.
Participants in the Solicitation
BabyUniverse and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from BabyUniverse’s shareholders with respect to the proposed merger. Information regarding the officers and directors of BabyUniverse is included in its Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on April 2, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement/prospectus and other materials to be filed with the SEC in connection with the proposed merger.
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties relating to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in our Securities and Exchange Commission filings. You are advised to consult further disclosures we may make on related subjects in our future filings with the Securities and Exchange Commission.
In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

BabyUniverse, Inc. and Subsidiaries
Consolidated Balance Sheets

	March 31,	December 31,
	2007	2006
	(Unaudited)
Assets
Cash	$1,217,322	$3,473,278
Accounts Receivable	632,309	732,186
Inventory, Net	1,832,839	2,048,485
Prepaid Expenses	613,716	331,457

Total Current Assets	4,296,186	6,585,406

Fixed Assets — Net	2,011,242	1,936,740
Intangible Assets — Net	2,752,190	2,811,627
Deposits	142,640	137,760
Goodwill	18,832,041	18,832,041

Total Assets	$28,034,299	$30,303,574

Liabilities and Stockholders’ Equity
Accounts Payable	$4,154,782	$4,664,107
Accrued Expenses	304,102	501,704
Gift Certificate Liability	148,463	115,192
Note And Capital Lease Payable — Current Portion	1,083,020	561,090
Deferred Revenue	770,301	787,758

Total Current Liabilities	6,460,668	6,629,851

Deferred Rent	227,411	189,542
Note And Capital Lease Payable — Long Term Portion	5,324,495	5,777,841

Total Liabilities	12,012,574	12,597,234

Stockholders’ Equity
Preferred Stock, $.001 par value, 10,000,000 shares authorized, no shares issued	—	—
Common Stock, $.001 par value, 50,000,000 shares authorized, 5,686,470 shares issued and outstanding at March 31, 2007 and December 31, 2006	5,686	5,686
Additional Paid in Capital	24,002,254	23,943,189
Accumulated Deficit	(7,986,215)	(6,242,535)

Total Stockholders’ Equity	16,021,725	17,706,340

Total Liabilities and Stockholders’ Equity	$28,034,299	$30,303,574

BabyUniverse, Inc. and Subsidiaries
Consolidated Statements of Operations

	For the Three Months Ended
	March 31,
	(Unaudited)
	2007	2006
Gross sales	$9,164,620	$9,997,810
Less — discounts & returns	(626,544)	(529,648)

Net sales	8,538,076	9,468,162

Cost of goods sold	6,085,533	6,513,621

Gross profit	2,452,543	2,954,541

Operating expenses:
Advertising	1,349,211	981,188
Salaries and benefits	1,218,005	793,050
Share based compensation	50,779	38,032
Technology	67,257	88,484
Restructuring	—	116,585
General and administrative	1,292,621	1,049,005

Total operating expenses	3,977,873	3,066,344

Operating income (loss)	(1,525,330)	(111,803)

Other income (expense):
Interest income	31,229	47,293
Interest expense	(249,579)	(111,211)

Income (loss) before provision for income taxes	(1,743,680)	(175,721)

Provision for income taxes	—	21,000

Net income (loss)	$(1,743,680)	$(196,721)

Earnings (loss) per common share:
Basic	$(0.31)	$(0.04)
Diluted	$(0.31)	$(0.04)

Weighted average common shares outstanding:
Basic	5,686,470	5,296,308
Diluted	5,686,470	5,296,308

BabyUniverse, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	For the Three Months Ended
	March 31,
	(Unaudited)
	2007	2006
Operating activities:

Net income (loss)	$(1,743,680)	$(196,721)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	193,651	101,882
Share-based compensation	50,779	38,032
Amortization of prepaid finance costs	70,405	—

Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	99,877	(33,879)
(Increase) decrease in inventory	215,646	(531,544)
(Increase) in prepaid expenses	(273,972)	30,264
(Increase) in deposits	(4,880)	(96,231)
Increase (decrease) in accounts payable	(509,325)	560,686
(Decrease) in accrued expenses	(197,602)	(31,777)
Increase (decrease) in gift certificate liability	33,271	(12,994)
(Decrease) increase in deferred revenue	(17,457)	434,785
Increase in deferred rent	37,869	2,493

Net cash provided by (used in) operating activities:	(2,045,418)	264,996

Investing activities:

Purchase of fixed assets	(208,716)	(603,335)
Cash paid in acquisition, net of cash received	—	(5,991,144)

Net cash used in investing activities:	(208,716)	(6,594,479)

Financing activities:
Public offering costs	—	(14,742)
Decrease in capital lease	(1,822)	(786)

Net cash provided by financing activities:	(1,822)	(15,528)

Net (decrease) increase in cash	(2,255,956)	(6,345,011)
Beginning cash	3,473,278	9,925,806

Ending cash	$1,217,322	$3,580,795